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                  AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE


            THIS INSTRUMENT IS SUBJECT TO A DEBT SUBORDINATION AGREEMENT
               IN FAVOR OF BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION DATED JANUARY 23, 1998.



$5,000,000                                             Orange County, California
                                                                February 3, 1998


     FOR VALUE RECEIVED, the undersigned, Hawker Pacific Aerospace, a California corporation ("Borrower"), promises to pay to Unique Investment Corporation, a California corporation ("Lender"), or order, at such place as Lender from time to time may designate, the principal sum of Five Million Dollars ($5,000,000), together with interest on the unpaid principal balance as set forth herein, with principal and interest payable at the times and in the manner set forth in this Note. Reference is made to the Amended and Restated Business Loan Agreement, dated January 23, 1998 (the "Loan Agreement"), between Borrower and Bank of America National Trust and Savings Association ("Bank"). This Amended and Restated Subordinated Promissory Note is the Subordinated Note referred to in the Loan Agreement.

     1. MATURITY. The entire unpaid principal balance of this Note shall be due and payable on the earlier of (i) 180 days after the termination of the Loan Agreement or (ii) June 30, 2005 (the "Maturity Date").

     2. INTEREST. Interest on the unpaid balance of this Note shall accrue at the rate of 11.8% per annum from the date hereof through the Maturity Date, and shall accrue on the basis of actual days based on a 365-day year. Interest shall be payable monthly in arrears on the tenth day of each calendar month; provided, however, the first such payment shall be for the period commencing as of the date hereof and ending on February 28, 1998.

     3.   NO PREPAYMENT PENALTY.

     At no time shall Borrower be charged a prepayment penalty or yield maintenance fee of any kind.

     4.   BLOCKING RIGHTS.

     During the period commencing on the date hereof and ending upon the Maturity Date, should an Event of Default (as defined in the Loan Agreement) occur under the Loan Agreement, Bank shall have the right by delivering written notice thereof to Borrower and


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Lender to (i) block all payments hereunder and (ii) to prevent Lender from exercising any of its rights and remedies hereunder in the event of such blockage of payments all as set forth in the Subordination Agreement, dated as of the date hereof, between Borrower, Lender, Bank, Melanie L. Bastian, and Hawker Pacific Aerospace Limited.

     5.   DEFAULT.

     In the event of any default in the performance or observance of any covenant or obligation of Borrower under this Note, Lender may elect, without notice or demand to Borrower, to declare all principal and accrued and unpaid interest under this Note immediately due and payable. Any failure of Lender to make such election following a default or defaults shall not constitute a waiver of Lender's right to make the election in the event of any subsequent default.

     6.   LATE PAYMENT CHARGE.

     If any payment under this Note (whether of principal or interest or both, and including the payment due on the Maturity Date or upon any acceleration of this Note) is not paid within ten (10) days after the date on which it is due, Borrower shall pay to Lender, in addition to the delinquent payment and without any requirement of notice or demand by Lender, a late payment charge equal to two percent (2%) of the amount of the delinquent payment. Borrower expressly acknowledges and agrees that the foregoing late payment charge is reasonable under the circumstances existing on the date of this Note, that it would be extremely difficult and impractical to fix Lender's actual damages arising out of any late payment and that the foregoing late payment charge shall be presumed to be the actual amount of such damages incurred by Lender. No provision in this Note (including without limitation the provisions for a late payment charge) shall be construed as in any way excusing Borrower from its obligation to make each payment under this Note promptly when due. All payments made hereunder shall be applied first to late payment charges and accrued but unpaid interest until all such charges and interest are paid, and then to principal.

     7.   COSTS OF COLLECTION.

     Borrower agrees to pay all costs and expenses incurred by Lender, including without limitation attorneys' fees and costs, in the event (i) this Note or any portion of this Note is placed for collection; (ii) suit is instituted to collect this Note or any portion of this Note; (iii) any bankruptcy, insolvency, reorganization proceeding or receivership involving Borrower or any affiliate of Borrower occurs in which Lender is required to appear, or from which Lender is required to seek relief; and/or (iv) Lender


                                          2.

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is required to engage an attorney to cause Borrower to comply with any of the provisions hereof.

     8.   CERTAIN WAIVERS.

     Borrower and all endorsers jointly and severally waive diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any and all exemption rights against the indebtedness evidenced by this Note, and agree to any and all extensions or renewals from time to time without notice and to any partial payments of this Note made before or after maturity and that no such extension, renewal or partial payment shall release any one or all of them from the obligation of payment of this Note or any installment of this Note, and consent to offsets of any sums owed to any one or all of them by Lender at any time.

     9.   CONSTRUCTION OF NOTE.

     Headings in this Note are solely for convenience and are not to be referred to in construing this Note. All references to paragraphs are to paragraphs in this Note. This Note shall be governed by, interpreted and enforced under and according to the laws of the State of California. If a law which applies to this Note and sets maximum interest rates and loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this Note exceed the lawful limits, then (i) such interest or loan charge shall thereafter be reduced to the permitted limit and
(ii) any sums already collected from Borrower which exceed the permitted limit will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under this Note or by making a direct payment to Borrower.

     10.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE.

     In the event of the loss, theft or destruction of this Note, upon Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the party who held this Note immediately prior to its loss, theft or destruction, or in the event of the mutilation of this Note, upon surrender to the Borrower of the mutilated Note, Borrower shall execute and deliver to the holder a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

     11.  NOTICES.

     All notices and other communications pertaining hereto shall be in writing and shall be deemed to have been duly given when delivered personally, or two days after being sent via overnight


                                          3.

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courier, postage prepaid, to the following addresses or to such other address or addresses as Borrower or Lender may from to time designate in writing:

               To Borrower:

               11240 Sherman Way
               Sun Valley, California 91352
               Attention: David L. Lokken


               To Lender:

               1831 South Ritchey Street
               Santa Ana, California 92705
               Attention: Daniel J. Lubeck


     IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on and as of the date first above written.



                                       BORROWER:

                                       Hawker Pacific Aerospace,
                                       a California corporation


                                       By:  /s/ David L. Lokken
                                            ----------------------------------
                                            David L. Lokken,
                                            President


                                       4.